Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of the 2nd day of May, 2014, by and among each of the entities listed in Schedule 1 (each, a “Purchaser,” and collectively, the “Purchasers”), and Iridium Communications Inc. (the “Issuer”).

WHEREAS, the Issuer wishes to sell and deliver to the Purchasers, and the Purchasers wish to purchase, severally and not jointly, from the Issuer, 7,692,308 shares (the “Shares”) of common stock, par value $0.001 per share of the Issuer (the “Common Stock”) at the price and on the terms and subject to the conditions set forth in this Agreement (the “Offering”); and

WHEREAS, the Issuer has an effective shelf registration statement on Form S-3 (File No. 333-194869) pursuant to which the Offering is being made and any Price Protection Shares (as defined below) would be issued (the “Registration Statement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for good and valuable consideration, the Purchasers, severally and not jointly, and the Issuer agree as follows:

1. Purchase and Sale.

(a) Upon the terms and subject to the conditions of this Agreement, the Issuer agrees to sell to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase from the Issuer, the Shares at the Closing in such amounts as are set forth opposite each Purchaser’s name in Schedule 1. The purchase price is $6.50 per Share (the “Purchase Price”).

2. Closing.

(a) The closing (the “Closing”) of the purchase and sale of the Shares hereunder shall take place on May 5, 2014, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017, or at such other time or place as the parties shall mutually agree (the actual day of the Closing, the “Settlement Date”), subject to Section 6 below.

(b) At the Closing:

(i) The Issuer, subject to Section 3 below, shall deliver to each Purchaser the number of Shares set forth opposite such Purchaser’s name in Schedule 1 in electronic form via book entry transfer to the accounts maintained by such Purchaser’s custodian at The Depository Trust Company (“DTC”), with such accompanying documentation as may be required by American Stock Transfer & Trust Company, LLC, as transfer agent, to effect the transfer of such Shares.

(ii) Each Purchaser, severally and not jointly, shall deliver to the Issuer the aggregate Purchase Price set forth opposite such Purchaser’s name in Schedule 1 by wire transfer to the account designated by the Issuer.

3. Adjustment of Number Shares to be Delivered by the Issuer

(a) If, during the period commencing on the date hereof and ending 90 days after the date hereof (the “Protection Period”), the Issuer shall issue or sell either (i) Convertible Securities with an Exercise Price lower than $7.9625, or (ii) Common Stock at an Issue Price lower than $6.50, in either case other than options or other securities issued under the Issuer’s 2009 Stock Incentive Plan or 2012 Equity Incentive Plan, then the Issuer shall deliver, within ten (10) days of the end of the Protection Period, Protection Shares to each Purchaser in the same proportion as the number of Shares set forth opposite such Purchaser’s name in Schedule 1 bears to the Shares.

(b) “Convertible Securities” means any option, right, warrant or other security convertible into or exchangeable or exercisable for shares of Common Stock. “Exercise Price” means the consideration payable in cash and/or convertible securities surrendered for conversion to the Issuer upon the conversion, exchange or exercise of a Convertible Security for the issuance of an underlying share of Common Stock. “Issue Price” means the gross proceeds received by the Issuer for the issuance of a share of Common Stock. “Protection Shares” means such number of shares of Common Stock equal to the amount resulting from the following equation:

X = (A ÷ B) – C

where:

X =	the number of Protection Shares issuable under this Section 3;

A =	50,000,002;

B =	the lower of (x) the quotient of dividing the lowest Exercise Price during the Protection Period (provided that it is below $7.9625) by 1.225 and (y) the lowest Issue Price during the Protection Period (provided that it is below $6.50); and

C =	the number of Shares;

provided, however, that the number of Protection Shares to be delivered: (x) collectively to the Purchasers shall not, when aggregated with the number of Shares, be greater than 9.99% of all issued and outstanding shares of Common Stock at the time of delivery of the Protection Shares, and (y) shall not, in the aggregate, exceed the limit at which the approval of the Issuer’s shareholders would be required under NASDAQ Listing Rule 5635(d).

(c) If the calculation of the number of Protection Shares pursuant to this Section 3 does not result in a whole number, no fractional shares of Common Stock shall be issued and the number of Protection Shares shall be rounded down to the nearest whole number.

(d) Each Purchaser’s right to receive Protection Shares pursuant to this Section 3 shall be non-transferable.

4. Purchaser Representations. Each Purchaser, severally and not jointly, acknowledges, represents and warrants to the Issuer on the date hereof and on the Settlement Date that:

(a) Such Purchaser acknowledges receipt of a prospectus, which forms a part of the Registration Statement, relating to the Offering (the “Prospectus”).

(b) Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Purchaser has full and adequate right, power, capacity and authority to enter into, execute, deliver and perform this Agreement.

(c) This Agreement has been duly authorized by such Purchaser, has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(d) The purchase of the Shares by such Purchaser hereunder will not conflict with, result in a breach or violation of, or constitute a default under, any law applicable to such Purchaser or the charter documents of such Purchaser or the terms of any indenture or other agreement or instrument to which such Purchaser is a party or bound, or any judgment, order or decree applicable to such Purchaser of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Purchaser; provided that no warranty is made with respect to the antifraud provisions of federal and state securities laws.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Purchaser of its purchase of the Shares hereunder.

(f) Such Purchaser is purchasing the Shares in the ordinary course of its business and has no arrangement with any person, directly or indirectly, to participate in the distribution of the Shares. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise.

5. Issuer Representations. The Issuer acknowledges, represents and warrants to the Purchasers on the date hereof and on the Settlement Date that:

(a)(i) Each document, if any, filed or to be filed on or prior to the Settlement Date pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented on or prior to the Settlement Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented on or prior to the Settlement Date, if applicable, will comply in all material respects with the Securities Act of 1933, as amended (the “Securities Act”) and the applicable rules and regulations of the Commission thereunder, and (iv)the Prospectus does not contain and, as amended or supplemented on or prior to the Settlement Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Issuer is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Issuer is required to file in connection with the offering of the Shares pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Issuer has filed in connection with the offering of the Shares, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Issuer complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(c) The Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Issuer and its subsidiaries, taken as a whole.

(d) This Agreement has been duly authorized by the Issuer, has been duly executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(e) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. The authorized capital stock of the Issuer conforms as to legal matters to the description thereof contained in the Prospectus.

(f) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(g) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Issuer or any agreement or other instrument binding upon the Issuer or any of its subsidiaries that is material to the Issuer and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(h) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

(i) Except for the express representations and warranties contained in this Agreement, none of the Purchasers nor any of their respective affiliates, attorneys, accountants and financial and other advisors has made any representations or warranties to the Issuer.

6. Conditions Precedent to Obligations of the Issuer and Purchasers.

(a) The obligations of the Purchasers are subject to the satisfaction of the conditions precedent that (i) the representations and warranties of the Issuer contained herein shall be true and correct as of the date hereof and the Settlement Date (including as if made both on the date hereof and on the Settlement Date); and (ii) the Issuer shall have complied with all of its covenants and agreements contained in this Agreement to be performed on or prior to the Settlement Date.

(b) The obligations of the Issuer are subject to the satisfaction of the conditions precedent that (i) the representations and warranties of the Purchasers contained herein shall be true and correct as of the date hereof and the Settlement Date (including as if made both on the date hereof and on the Settlement Date); and (ii) the Purchasers shall have complied with all of their covenants and agreements contained in this Agreement to be performed on or prior to the Settlement Date.

7. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements related to the subject matter hereof. This Agreement is executed without reliance upon any promise, warranty or representation by any party or any representative of any party other than those expressly contained herein. The respective agreements, representations, warranties and other statements of the Purchasers and the Issuer, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchasers or the Issuer or any of their respective officers, directors or affiliates, and shall survive delivery of and payment for the Shares. This Agreement may not be assigned by the Issuer without the written consent of the Purchasers or by any Purchaser without the written consent of the Issuer and any such assignment without their written consent shall be void.

(b) This Agreement may be amended only by written agreement between the parties hereto.

(c) Each party agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

(d) This Agreement shall be governed by and construed under the domestic, substantive laws of the State of New York (without giving effect to any conflict of law or other aspect of New York law that might result in the application of any law other than that of the State of New York).

(e) This Agreement may be executed in one or more counterparts, each of which constitutes an original and is admissible in evidence, and all of which constitute one and the same agreement.

(f) Each party shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Purchasers:

Baron Growth Fund

By: /s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: General Counsel, BAMCO, Inc., Investment Adviser to Baron Growth Fund

VY Baron Growth Portfolio

By: /s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: General Counsel, BAMCO, Inc., Investment Adviser to VY Baron Growth Portfolio

LVIP Baron Growth Opportunities Fund

By: /s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: General Counsel, BAMCO, Inc., Investment Adviser to LVIP Baron Growth Opportunities Fund

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Issuer:

Iridium Communications Inc.

By:	/s/ Thomas Fitzpatrick
Name:	Thomas J. Fitzpatrick
Title:	Chief Financial Officer and Chief Administrative Officer

[Signature Page to Stock Purchase Agreement]

Schedule 1

Each Purchaser’s Name, DTC Account Details, Shares to be Purchased and Purchase Price for Shares

Purchaser	Number of Shares to be Purchased	Aggregate Purchase Price for Shares
Baron Growth Fund	6,376,923	$41,449,999.50
VY Baron Growth Portfolio	864,615	$5,619,997.50
LVIP Baron Growth Opportunities Fund	450,770	$2,930,005.00

Total	7,692,308	$50,000,002.00